Exhibit 2.4

             INCORPORATED UNDER THE CANADA BUSINESS CORPORATIONS ACT

NO. B-                            CLASS B CONVERTIBLE PREFERRED SHARES, SERIES 1

                           MITEL NETWORKS CORPORATION

THIS IS TO CERTIFY THAT
is the registered  holder of

                               CLASS B CONVERTIBLE PREFERRED SHARES, SERIES 1 of

                           MITEL NETWORKS CORPORATION

The class or series of shares represented by this Certificate has rights, privileges, restrictions or conditions attached thereto and the Corporation will furnish to the holder, on demand and without charge, a full copy of the text of,

      (i) the rights, privileges, restrictions and conditions attached to the said shares and to each class authorized to be issued and to each series insofar as the same have been fixed by the directors, and

      (ii) the authority of the directors to fix the rights, privileges, restrictions and conditions of subsequent series, if applicable.

         RESTRICTIONS ON TRANSFER. There are restrictions on the right to transfer the shares represented by this Certificate.

IN WITNESS OF WHICH the Corporation has caused this Certificate to be signed by its duly authorized officers

this              day of

_________________________________           ____________________________________
President                                   Assistant Corporate Secretary

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      "The  securities  represented by this  instrument have not been registered under the United States Securities Act of 1933 (the "Securities Act"). Any transfer of such securities is prohibited in the United States or to a U.S. Person except (i) pursuant to registration under the Securities Act,
      (ii) only in  accordance  with the  provisions  of  Regulation S under the
      Securities  Act,  or  (iii)  pursuant  to  an  available   exemption  from
      registration under the Securities Act."

      "Unless permitted under securities legislation, the holder of this security must not trade the security before the date that is 4 months and a day after the later of (i) April 23, 2004 and (ii) the date the issuer became a reporting issuer in any province or territory."